CALCULATION OF REGISTRATION FEE

	Maximum Aggregate	Amount of Registration
Title of Each Class of Securities Offered	Offering Price	Fee

Fixed Income Securities due 2020	$500,000	$60.60

October 2018

Pricing Supplement No. 1,101

Registration Statement Nos. 333-221595; 333-221595-01

Dated October 17, 2018

Filed pursuant to Rule 424(b)(2)

Morgan Stanley Finance LLC

Structured Investments

Opportunities in U.S. and International Equities

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Fully and Unconditionally Guaranteed by Morgan Stanley

Principal at Risk Securities

The securities are unsecured obligations of Morgan Stanley Finance LLC (“MSFL”), fully and unconditionally guaranteed by Morgan Stanley, and have the terms described in the accompanying product supplement, index supplement and prospectus, as supplemented or modified by this document. The securities do not guarantee the repayment of principal. Instead, the securities offer the opportunity for investors to earn a fixed quarterly coupon at an annual rate of 5.80%. In addition, if the determination closing price of each of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund, which we refer to as the underlyings, is greater than or equal to its respective initial price on any quarterly redemption determination date (beginning after six months), the securities will be automatically redeemed for the early redemption payment equal to the sum of the stated principal amount plus the related quarterly coupon. At maturity, if the securities have not previously been redeemed, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) if the final price of each underlying is greater than or equal to 60% of its respective initial price, which we refer to as the respective downside threshold level, the stated principal amount, or (ii) if the final price of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. The securities are for investors who are willing to risk their principal and seek to earn interest at a potentially above-market rate in exchange for the risk of losing a significant portion or all of their investment, and the possibility of an automatic early redemption prior to maturity. Because the payment at maturity on the securities is based on the worst performing of the underlyings, the fact that the securities are linked to two underlyings does not provide any asset diversification benefits and instead means that a decline of either of the underlyings below the relevant downside threshold level will result in a significant loss of your investment even if the other underlying closes at or above its respective downside threshold level. Investors will not participate in any appreciation of either of the underlyings. The securities are notes issued as part of MSFL’s Series A Global Medium-Term Notes program.

All payments are subject to our credit risk. If we default on our obligations, you could lose some or all of your investment. These securities are not secured obligations and you will not have any security interest in, or otherwise have any access to, any underlying reference asset or assets.

FINAL TERMS
Issuer:	Morgan Stanley Finance LLC
Guarantor:	Morgan Stanley
Underlyings:	The iShares® MSCI Emerging Markets ETF (the “EEM Shares”) and the Consumer Staples Select Sector SPDR® Fund (the “XLP Shares”)
Aggregate principal amount:	$500,000
Stated principal amount:	$1,000 per security
Issue price:	$1,000 per security
Pricing date:	October 17, 2018
Original issue date:	October 22, 2018 (3 business days after the pricing date)
Maturity date:	October 22, 2020
Early redemption:

The securities are not subject to automatic early redemption until April 22, 2019. Following this initial 6-month non-call period, if, on any redemption determination date, beginning on April 17, 2019, the determination closing price of each of the underlyings is greater than or equal to its respective initial price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date. No further payments will be made on the securities once they have been redeemed.

The securities will not be redeemed early on any early redemption date if the determination closing price of either of the underlyings is below its respective initial price on the related redemption determination date.

Early redemption payment:	The early redemption payment will be an amount equal to (i) the stated principal amount for each security you hold plus (ii) the quarterly coupon for the related quarterly interest period.
Determination closing price:	With respect to each of the underlyings, the closing price of such underlying on any redemption determination date times the adjustment factor for such underlying on such redemption determination date.
Redemption determination dates:	Beginning after six months, quarterly, as set forth under “Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below, subject to postponement for non-trading days and certain market disruption events.
Early redemption dates:	Starting on April 22, 2019, quarterly. See “Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that early redemption payment will be made on the next succeeding business day and no adjustment will be made to any early redemption payment made on that succeeding business day.
Quarterly coupon:	Unless the securities have been previously redeemed, a quarterly coupon at an annual rate of 5.80% (corresponding to $14.50 per quarter per security) is paid on each coupon payment date.
Downside threshold level:	With respect to the EEM Shares, $24.216, which is equal to 60% of its initial price With respect to the XLP Shares, $32.124, which is equal to 60% of its initial price
Payment at maturity:

•  If the final price of each of the underlyings is greater than or equal to its respective downside threshold level: (i) the stated principal amount plus (ii) the quarterly coupon for the final quarterly interest period

• If the final price of either of the underlyings is less than its respective downside threshold level: (i) the quarterly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the underlying performance factor of the worst performing underlying

Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

Terms continued on the following page
Agent:	Morgan Stanley & Co. LLC (“MS & Co.”), an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley. See “Supplemental information regarding plan of distribution; conflicts of interest.”
Estimated value on the pricing date:	$982.00 per security. See “Investment Summary” beginning on page 3.
Commissions and issue price:	Price to public	Agent’s commissions and fees(1)	Proceeds to us(2)
Per security	$1,000	$2.50	$997.50
Total	$500,000	$1,250	$498,750
(1)	Selected dealers and their financial advisors will collectively receive from the agent, MS & Co., a fixed sales commission of $2.50 for each security they sell. See “Supplemental information regarding plan of distribution; conflicts of interest.” For additional information, see “Plan of Distribution (Conflicts of Interest)” in the accompanying product supplement.
(2)	See “Use of proceeds and hedging” on page 28.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 9.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement, index supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not deposits or savings accounts and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency or instrumentality, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement, index supplement and prospectus, each of which can be accessed via the hyperlinks below. Please also see “Additional Information About the Securities” at the end of this document.

As used in this document, “we,” “us” and “our” refer to Morgan Stanley or MSFL, or Morgan Stanley and MSFL collectively, as the context requires.

Product Supplement for Auto-Callable Securities dated November 16, 2017       Index Supplement dated November 16, 2017    Prospectus dated November 16, 2017

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Terms continued from previous page:
Initial price:	With respect to the EEM Shares, $40.36, which is its closing price on the pricing date With respect to the XLP Shares, $53.54, which is its closing price on the pricing date
Coupon payment dates:	Quarterly, as set forth under “Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates” below. If any such day is not a business day, that coupon payment will be made on the next succeeding business day and no adjustment will be made to any coupon payment made on that succeeding business day. The quarterly coupon with respect to the final observation date shall be paid on the maturity date.
Final observation date:	October 19, 2020, subject to postponement for non-trading days and certain market disruption events.
Final price:	With respect to each of the underlyings, the closing price of such underlying on the final observation date times the adjustment factor for such underlying on such date
Adjustment factor:	With respect to each of the underlyings, 1.0, subject to adjustment in the event of certain events affecting such underlying
Worst performing underlying:	The underlying with the larger percentage decrease from the respective initial price to the respective final price
Underlying performance factor:	Final price divided by the initial price
CUSIP / ISIN:	61768DHV0 / US61768DHV01
Listing:	The securities will not be listed on any securities exchange.

Redemption Determination Dates, Coupon Payment Dates and Early Redemption Dates

Redemption Determination Dates / Final Observation Date	Coupon Payment Dates / Early Redemption Dates / Maturity Date
N/A	January 22, 2019*
April 17, 2019	April 22, 2019
July 17, 2019	July 22, 2019
October 17, 2019	October 22, 2019
January 17, 2020	January 22, 2020
April 17, 2020	April 22, 2020
July 17, 2020	July 22, 2020
October 19, 2020 (final observation date)**	October 22, 2020 (maturity date)

* The securities are not subject to automatic early redemption until the second coupon payment date, which is April 22, 2019.

**The securities are not subject to an automatic early redemption on the final observation date.

October 2018	Page 2

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Investment Summary

Fixed Income Auto-Callable Securities

Principal at Risk Securities

Fixed Income Auto-Callable Securities due October 22, 2020 All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund (the “securities”) provide for an opportunity for investors to earn a fixed quarterly coupon at an annual rate of 5.80%. In addition, the securities will be automatically redeemed if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date (beginning after six months) for the early redemption payment equal to the sum of the stated principal amount plus the related quarterly coupon. At maturity, if the securities have not been previously redeemed prior to maturity, the payment at maturity due on the securities will be, in addition to the final quarterly coupon, either (i) if the final price of each underlying is greater than or equal to its respective downside threshold level, the stated principal amount, or (ii) if the final price of either underlying is less than its respective downside threshold level, investors will be exposed to the decline in the worst performing underlying on a 1-to-1 basis, and will receive a payment at maturity that is less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors could lose their entire initial investment in the securities. Investors will not participate in any appreciation in the price of either of the underlyings.

Maturity:	2 years
Quarterly coupon:	A fixed quarterly coupon at an annual rate of 5.80% (corresponding to $14.50 per quarter per security) will be paid on the securities on each coupon payment date.
Automatic early redemption beginning in April 2019:	Starting in April 2019, if the determination closing price of each of the underlyings is greater than or equal to its respective initial price on any quarterly redemption determination date, the securities will be automatically redeemed for an early redemption payment equal to the stated principal amount plus the quarterly coupon with respect to the related quarterly interest period.
Payment at maturity:

If the securities have not previously been redeemed and the final price of each of the underlyings is greater than or equal to its respective downside threshold level, the payment at maturity will be the sum of the stated principal amount and the final quarterly coupon.

If the final price of either of the underlyings is less than its respective downside threshold level, investors will receive, in addition to the final quarterly coupon, a payment at maturity based on the decline in the worst performing underlying over the term of the securities. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount of the securities and could be zero. Accordingly, investors in the securities must be willing to accept the risk of losing their entire initial investment.

October 2018	Page 3

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

The original issue price of each security is $1,000. This price includes costs associated with issuing, selling, structuring and hedging the securities, which are borne by you, and, consequently, the estimated value of the securities on the pricing date is less than $1,000. We estimate that the value of each security on the pricing date is $982.00.

What goes into the estimated value on the pricing date?

In valuing the securities on the pricing date, we take into account that the securities comprise both a debt component and a performance-based component linked to the underlyings. The estimated value of the securities is determined using our own pricing and valuation models, market inputs and assumptions relating to the underlyings, instruments based on the underlyings, volatility and other factors including current and expected interest rates, as well as an interest rate related to our secondary market credit spread, which is the implied interest rate at which our conventional fixed rate debt trades in the secondary market.

What determines the economic terms of the securities?

In determining the economic terms of the securities, including the quarterly coupon rate and the downside threshold levels, we use an internal funding rate, which is likely to be lower than our secondary market credit spreads and therefore advantageous to us. If the issuing, selling, structuring and hedging costs borne by you were lower or if the internal funding rate were higher, one or more of the economic terms of the securities would be more favorable to you.

What is the relationship between the estimated value on the pricing date and the secondary market price of the securities?

The price at which MS & Co. purchases the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, may vary from, and be lower than, the estimated value on the pricing date, because the secondary market price takes into account our secondary market credit spread as well as the bid-offer spread that MS & Co. would charge in a secondary market transaction of this type and other factors. However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value. We expect that those higher values will also be reflected in your brokerage account statements.

MS & Co. may, but is not obligated to, make a market in the securities, and, if it once chooses to make a market, may cease doing so at any time.

October 2018	Page 4

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Key Investment Rationale

The securities offer investors an opportunity to earn a fixed quarterly coupon at an annual rate of 5.80%. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable quarterly coupon, and the payment at maturity will vary depending on the final price of each underlying. The following scenarios are for illustration purposes only to demonstrate how the payment at maturity (if the securities have not previously been redeemed) is calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be redeemed. and the payment at maturity may be less than 60% of the stated principal amount of the securities and may be zero.

Scenario 1: The securities are redeemed prior to maturity	When each of the underlyings closes at or above its respective initial price on a quarterly redemption determination date (beginning after six months), the securities will be automatically redeemed for the stated principal amount plus the quarterly coupon for the related quarterly interest period. No further payments will be made on the securities once they have been redeemed. Investors will not participate in any appreciation of any underlying.
Scenario 2: The securities are not redeemed prior to maturity, and investors receive principal back at maturity	This scenario assumes that at least one of the underlyings closes below its initial price on every quarterly redemption determination date. Consequently, the securities are not redeemed early. On the final observation date, each underlying closes at or above its downside threshold level. At maturity, in addition to the fixed quarterly coupon with respect to the final observation date, investors will receive the stated principal amount. Investors will not participate in any appreciation of any underlying.
Scenario 3: The securities are not redeemed prior to maturity, and investors suffer a substantial loss of principal at maturity	This scenario assumes that at least one of the underlyings closes below its initial price on every quarterly redemption determination date. Consequently, the securities are not redeemed early. On the final observation date, one or both of the underlyings close below the respective downside threshold level(s). At maturity, in addition to the final quarterly coupon, investors will receive an amount equal to the stated principal amount multiplied by the underlying performance factor of the worst performing underlying. Under these circumstances, the payment at maturity will be less than 60% of the stated principal amount and could be zero.

October 2018	Page 5

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the determination closing prices on each quarterly redemption determination date and (2) the final prices. Please see “Hypothetical Examples” below for an illustration of hypothetical payouts on the securities.

Diagram #1: Automatic Early Redemption (Beginning Six Months After the Original Issue Date)

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” below.

October 2018	Page 6

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Hypothetical Examples

The following hypothetical examples illustrate how to determine whether the securities are redeemed early and the payment at maturity, if any, assuming the securities are not redeemed prior to maturity. The following examples are for illustrative purposes only. Whether the securities are redeemed early will be determined by reference to the determination closing price of each of the underlyings on each quarterly determination date (beginning after six months), and the payment at maturity, if any, will be determined by reference to the final price of each underlying on the final observation date. The actual initial price and downside threshold level for each of the underlyings are set forth on the cover of this document. All payments on the securities, if any, are subject to our credit risk. The below examples are based on the following terms:

Quarterly Coupon:	5.80% per annum (corresponding to $14.50 per quarter per security)[1]
Payment at Maturity (if the securities are not redeemed prior to maturity):

If the final price of each of the underlyings is greater than or equal to its respective downside threshold level: the stated principal amount plus the quarterly coupon for the final quarterly interest period.

If the final price of either of the underlyings is less than its respective downside threshold level: (i) the quarterly coupon for the final interest period plus (ii) the product of (a) the stated principal amount and (b) the underlying performance factor of the worst performing underlying.

Stated Principal Amount:	$1,000 per security
Hypothetical Initial Price:	With respect to the EEM Shares: $40.00 With respect to the XLP Shares: $52.00
Hypothetical Downside Threshold Level:	With respect to the EEM Shares: $24.00, which is 60% of its hypothetical initial price With respect to the XLP Shares: $31.20, which is 60% of its hypothetical initial price

1 The actual quarterly coupon will be an amount determined by the calculation agent based on the number of days in the applicable payment period, calculated on a 30/360 day-count basis. The hypothetical quarterly coupon of $14.50 is used in these examples for ease of analysis.

How to determine whether the securities are redeemed early:

	Determination Closing Price		Early Redemption Payment*
	EEM Shares	XLP Shares
Hypothetical Determination Date 1	$48.00 (at or above its initial price)	$40.00 (below its initial price)	N/A
Hypothetical Determination Date 2	$50.00 (at or above its initial price)	$60.00 (at or above its initial price)	$1,014.50 (the stated principal amount plus the quarterly coupon for the related quarterly interest period)

* The Early Redemption Payment includes the unpaid quarterly coupon for the related quarterly interest period.

If, on any determination date (beginning after six months), the determination closing price of each underlying is greater than or equal to its respective initial price, the securities will be automatically redeemed for an early redemption payment on the related early redemption date.

On hypothetical determination date 1, the EEM Shares close at or above their respective initial price but the XLP Shares close below their respective initial price. Therefore, the securities are not redeemed early following such determination date.

On hypothetical determination date 2, each underlying closes at or above its respective initial price. Accordingly, the securities are automatically redeemed following such determination date. You receive the early redemption payment, calculated as follows:

stated principal amount + quarterly coupon = $1,000 + $14.50 = $1,014.50

No further payments will be made on the securities once they have been redeemed. Additionally, investors will not participate in any appreciation of any underlying.

October 2018	Page 7

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

The securities will not be redeemed early if the determination closing price of any underlying on the related determination date is less than the initial price for such underlying.

How to calculate the payment at maturity:

In the following examples, one or both of the underlyings close below the respective initial price(s) on each redemption determination date, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

	Final Price		Payment at Maturity (in addition to the quarterly coupon of $14.50 with respect to the final quarterly interest period)
	EEM Shares	XLP Shares
Example 1:	$35.00 (at or above its downside threshold level)	$60.00 (at or above its downside threshold level)	$1,000 (the stated principal amount)
Example 2:	$48.00 (at or above its downside threshold level)	$26.00 (below its downside threshold level)	$1,000 x ($26.00 / $52.00) = $500.00
Example 3:	$10.00 (below its downside threshold level)	$26.00 (below its downside threshold level)	$1,000 x ($10.00 / $40.00) = $250.00
Example 4:	$10.00 (below its downside threshold level)	$10.40 (below its downside threshold level)	$1,000 x ($10.40 / $52.00) = $200.00

In example 1, the final price of each of the underlyings is at or above its respective downside threshold level. Therefore, investors receive at maturity the stated principal amount of the securities and the quarterly coupon with respect to the final quarterly interest period. Investors do not participate in any appreciation of either underlying.

In example 2, the final price of one of the underlyings is at or above its downside threshold level, but the final price of the other underlying is below its respective downside threshold level. Therefore, investors are exposed to the downside performance of the worst performing underlying at maturity. The EEM Shares have increased 20% from their initial price to their final price, while the XLP Shares have declined 50% from their initial price to their final price. Therefore, investors receive at maturity an amount equal to (i) the quarterly coupon for the final interest period plus (ii) the product of the (a) stated principal amount and (b) the underlying performance factor of the XLP Shares, which are the worst performing underlying in this example.

In example 3, the final price of each of the underlyings is below its respective downside threshold level, and investors receive at maturity an amount equal to (i) the quarterly coupon for the final interest period plus (ii) the product of the (a) stated principal amount and (b) the underlying performance factor of the worst performing underlying. The EEM Shares have declined 75% from their initial price to their final price, and the XLP Shares have declined 50% from their initial price to their final price. Therefore, the payment at maturity equals (i) the quarterly coupon for the final interest period plus (ii) the product of the (a) stated principal amount and (b) the underlying performance factor of the EEM Shares, which are the worst performing underlying in this example.

In example 4, the final price of each of the underlyings is below its respective downside threshold level, and investors receive at maturity an amount equal to (i) the quarterly coupon for the final interest period plus (ii) the product of the (a) stated principal amount and (b) the underlying performance factor of the worst performing underlying. The EEM Shares have declined 75% from their initial price to their final price, and the XLP Shares have declined 80% from their initial price to their final price. Therefore, the payment at maturity equals (i) the quarterly coupon for the final interest period plus (ii) the product of the (a) stated principal amount and (b) the underlying performance factor of the XLP Shares, which are the worst performing underlying in this example.

If the securities are not called prior to maturity and the final price of EITHER of the underlyings is below its respective downside threshold level, you will be exposed to the downside performance of the worst performing underlying at maturity, and your payment at maturity will be less than 60% of the stated principal amount per security and could be zero.

October 2018	Page 8

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Risk Factors

The following is a list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement and prospectus. We also urge you to consult with your investment, legal, tax, accounting and other advisers in connection with your investment in the securities.

▪	The securities do not guarantee the return of any principal. The terms of the securities differ from those of ordinary debt securities in that they do not guarantee the return of any of the principal amount at maturity. If the securities have not been automatically redeemed prior to maturity and if the final price of either of the underlyings is less than its downside threshold level of 60% of its initial price, you will be exposed to the decline in the closing price of the worst performing underlying, as compared to the initial price, on a 1-to-1 basis, and you will receive a payment at maturity that is less than 60% of the stated principal amount and could be zero. You could lose up to your entire investment in the securities.

▪	You are exposed to the price risk of each of the underlyings with respect to the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of each of the underlyings. Rather, it will be contingent upon the independent performance of each of the underlyings. Unlike an instrument with a return linked to a basket of underlying assets, in which risk is mitigated and diversified among all the components of the basket, you will be exposed to the risks related to each of the underlyings. Poor performance by either of the underlyings over the term of the securities may negatively affect your return and will not be offset or mitigated by any positive performance by the other underlying. If either of the underlyings has declined to below its respective downside threshold level as of the final observation date, you will be fully exposed to the decline in the worst performing underlying over the term of the securities on a 1-to-1 basis, even if the other underlying has appreciated. Under this scenario, the value of any such payment at maturity will be less than 60% of the stated principal amount and could be zero. Accordingly, your investment is subject to the price risk of each of the underlyings.

▪	Investors will not participate in any appreciation in the price of either of the underlyings. Investors will not participate in any appreciation in the price of the underlyings from their initial prices, and the return on the securities will be limited to the quarterly coupon that is paid for each quarterly interest period until early redemption or maturity.

▪	The market price will be influenced by many unpredictable factors. Several factors, many of which are beyond our control, will influence the value of the securities in the secondary market and the price at which MS & Co. may be willing to purchase or sell the securities in the secondary market. We expect that generally the level of interest rates available in the market and the prices of the underlyings on any day, including in relation to the respective downside threshold levels, will affect the value of the securities more than any other factors. Other factors that may influence the value of the securities include:

o	the trading price and volatility (frequency and magnitude of changes in value) of the underlyings and the stocks constituting their respective share underlying indices,

o	dividend rates on the stocks constituting the share underlying indices,

o	geopolitical conditions and economic, financial, political, regulatory or judicial events that affect the underlyings or equity markets generally and which may affect the prices of the underlyings,

o	the time remaining until the securities mature,

o	interest and yield rates in the market,

o	the availability of comparable instruments,

o	the occurrence of certain events affecting the underlyings that may or may not require an adjustment to an adjustment factor,

o	the composition of the underlyings and changes in the constituents of the underlyings, and

October 2018	Page 9

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

o	any actual or anticipated changes in our credit ratings or credit spreads.

Some or all of these factors will influence the price that you will receive if you sell your securities prior to maturity. For example, you may have to sell your securities at a substantial discount from the stated principal amount of $1,000 per security if the price of either of the underlyings at the time of sale is near or below its downside threshold level or if market interest rates rise.

The price of any or both of the underlyings may be, and have recently been, volatile, and we can give you no assurance that the volatility will lessen. The prices of one or both of the underlyings may decrease and be below the respective downside threshold level(s) on the final observation date so that you will receive a payment at maturity that is less than 60% of the stated principal amount. There can be no assurance that the determination closing prices of both of the underlyings will be at or above their respective downside threshold levels on the final observation date so that you do no suffer a significant loss on your initial investment in the securities. See “iShares® MSCI Emerging Markets ETF Overview” and “Consumer Staples Select Sector SPDR® Fund Overview” below.

▪	The securities are linked to the iShares® MSCI Emerging Markets ETF and are subject to risks associated with investments in securities linked to the value of foreign (and emerging markets) equity securities. As the iShares® MSCI Emerging Markets ETF is an underlying, the securities are linked to the value of foreign equity securities. In addition, the price of the EEM Shares tracks the performance of the MSCI Emerging Markets IndexSM, which measures the value of emerging markets equity securities. Investments in securities linked to the value of foreign equity securities involve risks associated with the securities markets in those countries, including risks of volatility in those markets, governmental intervention in those markets and cross-shareholdings in companies in certain countries. Also, there is generally less publicly available information about foreign companies than about U.S. companies that are subject to the reporting requirements of the United States Securities and Exchange Commission, and foreign companies are subject to accounting, auditing and financial reporting standards and requirements different from those applicable to U.S. reporting companies. The prices of securities issued in foreign markets may be affected by political, economic, financial and social factors in those countries, or global regions, including changes in government, economic and fiscal policies and currency exchange laws. In addition, the stocks included in the MSCI Emerging Markets IndexSM and that are generally tracked by the EEM Shares have been issued by companies in various emerging markets countries, which pose further risks in addition to the risks associated with investing in foreign equity markets generally. Countries with emerging markets may have relatively unstable governments, may present the risks of nationalization of businesses, restrictions on foreign ownership and prohibitions on the repatriation of assets, and may have less protection of property rights than more developed countries. The economies of countries with emerging markets may be based on only a few industries, may be highly vulnerable to changes in local or global trade conditions, and may suffer from extreme and volatile debt burdens or inflation rates. Local securities markets may trade a small number of securities and may be unable to respond effectively to increases in trading volume, potentially making prompt liquidation of holdings difficult or impossible at times. Moreover, the economies in such countries may differ favorably or unfavorably from the economy in the United States in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources, self-sufficiency and balance of payment positions between countries.

▪	The securities are linked to the iShares® MSCI Emerging Markets ETF and are subject to currency exchange risk. Because the price of the EEM Shares is related to the U.S. dollar value of stocks underlying the MSCI Emerging Markets IndexSM, holders of the securities will be exposed to currency exchange rate risk with respect to each of the currencies in which such component securities trade. Exchange rate movements for a particular currency are volatile and are the result of numerous factors including the supply of, and the demand for, those currencies, as well as relevant government policy, intervention or actions, but are also influenced significantly from time to time by political or economic developments, and by macroeconomic factors and speculative actions related to the relevant region. An investor’s net exposure will depend on the extent to which the currencies of the component securities strengthen or weaken against the U.S. dollar and the relative weight of each security. If, taking into account such weighting, the dollar strengthens against the currencies of the component securities represented in the MSCI Emerging Markets IndexSM, the price of the EEM Shares will be adversely affected and the payment on the securities may be reduced.

Of particular importance to potentially currency exchange risk are:

October 2018	Page 10

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

o	existing and expected rates of inflation;

o	existing and expected interest rate levels;

o	the balance of payments; and

o	the extent of governmental surpluses or deficits in the countries represented in the MSCI Emerging Markets IndexSM and the United States.

All of these factors are in turn sensitive to the monetary, fiscal and trade policies pursued by the governments of various countries represented in the MSCI Emerging Markets IndexSM and the United States and other countries important to international trade and finance.

▪	Investing in the securities exposes investors to risks associated with investments in securities with a concentration in the consumers staples sector. The stocks included in the Consumer Staples Select Sector Index and that are generally tracked by the XLP Shares are stocks of companies whose primary business is associated with the consumer staples sector. As a result, the value of the securities may be subject to greater volatility and may be more adversely affected by a single economic, political or regulatory occurrence affecting this industry than a different investment linked to securities of a more broadly diversified group of issuers or issuers in a less-volatile industry. Consumer staples companies are subject to government regulation affecting their products, which may negatively impact their performance. For instance, government regulations may affect the permissibility of using various food additives and production methods, which could affect company profitability. Tobacco companies may be adversely affected by the adoption of proposed legislation and/or by litigation or regulatory developments. Also, the success of food, beverage, household and personal product companies may be strongly affected by consumer interest, marketing campaigns and other factors affecting supply and demand, including performance of the overall domestic and global economy, interest rates, competition and consumer confidence and spending.

▪	The securities are subject to our credit risk, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. You are dependent on our ability to pay all amounts due on the securities on each coupon payment date, upon automatic redemption and at maturity and therefore you are subject to our credit risk. The securities are not guaranteed by any other entity. If we default on our obligations under the securities, your investment would be at risk and you could lose some or all of your investment. As a result, the market value of the securities prior to maturity will be affected by changes in the market’s view of our creditworthiness. Any actual or anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to adversely affect the market value of the securities.

▪	As a finance subsidiary, MSFL has no independent operations and will have no independent assets. As a finance subsidiary, MSFL has no independent operations beyond the issuance and administration of its securities and will have no independent assets available for distributions to holders of MSFL securities if they make claims in respect of such securities in a bankruptcy, resolution or similar proceeding. Accordingly, any recoveries by such holders will be limited to those available under the related guarantee by Morgan Stanley and that guarantee will rank pari passu with all other unsecured, unsubordinated obligations of Morgan Stanley. Holders will have recourse only to a single claim against Morgan Stanley and its assets under the guarantee. Holders of securities issued by MSFL should accordingly assume that in any such proceedings they would not have any priority over and should be treated pari passu with the claims of other unsecured, unsubordinated creditors of Morgan Stanley, including holders of Morgan Stanley-issued securities.

▪	Reinvestment risk. The term of your investment in the securities may be shortened due to the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly coupons and may be forced to invest in a lower interest rate environment and may not be able to reinvest at comparable terms or returns.

▪	The antidilution adjustments the calculation agent is required to make do not cover every event that could affect the underlyings. MS & Co., as calculation agent, will adjust the adjustment factors for certain events affecting the underlyings. However, the calculation agent will not make an adjustment for every event that can affect the

October 2018	Page 11

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

underlyings. If an event occurs that does not require the calculation agent to adjust an adjustment factor, the market price of the securities may be materially and adversely affected.

▪	The securities will not be listed on any securities exchange and secondary trading may be limited, and accordingly, you should be willing to hold your securities for the entire 2-year term of the securities. The securities will not be listed on any securities exchange. Therefore, there may be little or no secondary market for the securities. MS & Co. may, but is not obligated to, make a market in the securities and, if it once chooses to make a market, may cease doing so at any time. When it does make a market, it will generally do so for transactions of routine secondary market size at prices based on its estimate of the current value of the securities, taking into account its bid/offer spread, our credit spreads, market volatility, the notional size of the proposed sale, the cost of unwinding any related hedging positions, the time remaining to maturity and the likelihood that it will be able to resell the securities. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the securities easily. Since other broker-dealers may not participate significantly in the secondary market for the securities, the price at which you may be able to trade your securities is likely to depend on the price, if any, at which MS & Co. is willing to transact. If, at any time, MS & Co. were to cease making a market in the securities, it is likely that there would be no secondary market for the securities. Accordingly, you should be willing to hold your securities to maturity.

▪	The rate we are willing to pay for securities of this type, maturity and issuance size is likely to be lower than the rate implied by our secondary market credit spreads and advantageous to us. Both the lower rate and the inclusion of costs associated with issuing, selling, structuring and hedging the securities in the original issue price reduce the economic terms of the securities, cause the estimated value of the securities to be less than the original issue price and will adversely affect secondary market prices. Assuming no change in market conditions or any other relevant factors, the prices, if any, at which dealers, including MS & Co., may be willing to purchase the securities in secondary market transactions will likely be significantly lower than the original issue price, because secondary market prices will exclude the issuing, selling, structuring and hedging-related costs that are included in the original issue price and borne by you and because the secondary market prices will reflect our secondary market credit spreads and the bid-offer spread that any dealer would charge in a secondary market transaction of this type as well as other factors.

The inclusion of the costs of issuing, selling, structuring and hedging the securities in the original issue price and the lower rate we are willing to pay as issuer make the economic terms of the securities less favorable to you than they otherwise would be.

However, because the costs associated with issuing, selling, structuring and hedging the securities are not fully deducted upon issuance, for a period of up to 6 months following the issue date, to the extent that MS & Co. may buy or sell the securities in the secondary market, absent changes in market conditions, including those related to the underlyings, and to our secondary market credit spreads, it would do so based on values higher than the estimated value, and we expect that those higher values will also be reflected in your brokerage account statements.

▪	The estimated value of the securities is determined by reference to our pricing and valuation models, which may differ from those of other dealers, and is not a maximum or minimum secondary market price. These pricing and valuation models are proprietary and rely in part on subjective views of certain market inputs and certain assumptions about future events, which may prove to be incorrect. As a result, because there is no market-standard way to value these types of securities, our models may yield a higher estimated value of the securities than those generated by others, including other dealers in the market, if they attempted to value the securities. In addition, the estimated value on the pricing date does not represent a minimum or maximum price at which dealers, including MS & Co., would be willing to purchase your securities in the secondary market (if any exists) at any time. The value of your securities at any time after the date of this document will vary based on many factors that cannot be predicted with accuracy, including our creditworthiness and changes in market conditions. See also “The market price will be influenced by many unpredictable factors” above.

▪	Adjustments to the underlyings or the indices tracked by the underlyings could adversely affect the value of the securities. The investment adviser to each of the underlyings, BlackRock Fund Advisors for the EEM Shares and SSGA Funds Management Inc. for the XLP Shares, seeks investment results that correspond generally to the price and

October 2018	Page 12

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

yield performance, before fees and expenses, of the relevant share underlying index. Pursuant to its investment strategy or otherwise, the investment advisor may add, delete or substitute the stocks composing the respective underlyings. Any of these actions could adversely affect the price of the respective underlyings and, consequently, the value of the securities. The publishers of the share underlying indices are responsible for calculating and maintaining the share underlying indices. They may add, delete or substitute the securities constituting the share underlying indices or make other methodological changes that could change the value of the share underlying indices, and, consequently, the price of the underlyings and the value of the securities. The publishers of the share underlying indices may discontinue or suspend calculation or publication of a share underlying index at any time. In these circumstances, the calculation agent will have the sole discretion to substitute a successor index that is comparable to the discontinued share underlying index and will be permitted to consider indices that are calculated and published by the calculation agent or any of its affiliates.

▪	The performance and market price of either of the underlyings, particularly during periods of market volatility, may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlyings. The underlyings do not fully replicate their respective share underlying indices, and each may hold securities that are different than those included in its respective share underlying index. In addition, the performance of each of the underlyings will reflect additional transaction costs and fees that are not included in the calculation of the share underlying indices. All of these factors may lead to a lack of correlation between the performance of each of the underlyings and its respective share underlying index. In addition, corporate actions (such as mergers and spin-offs) with respect to the equity securities underlying each of the underlyings may impact the variance between the performance of each of the underlyings and its respective share underlying index. Finally, because the shares of each of the underlyings are traded on an exchange and are subject to market supply and investor demand, the market price of one share of each of the underlyings may differ from the net asset value per share of such underlyings.

In particular, during periods of market volatility, or unusual trading activity, trading in the securities underlying each of the underlyings may be disrupted or limited, or such securities may be unavailable in the secondary market.  Under these circumstances, the liquidity of each underlyings may be adversely affected, market participants may be unable to calculate accurately the net asset value per share of each of the underlyings, and their ability to create and redeem shares of each of the underlyings may be disrupted. Under these circumstances, the market price of shares of each of the underlyings may vary substantially from the net asset value per share of each underlying or the level of its respective share underlying index.

For all of the foregoing reasons, the performance of each of the underlyings may not correlate with the performance of its respective share underlying index, the performance of the component securities of such share underlying index or the net asset value per share of such underlyings.  Any of these events could materially and adversely affect the prices of each of the underlyings and, therefore, the value of the securities. Additionally, if market volatility or these events were to occur on the final observation date, the calculation agent would maintain discretion to determine whether such market volatility or events have caused a market disruption event to occur, and such determination would affect the payment at maturity of the securities.  If the calculation agent determines that no market disruption event has taken place, the payment at maturity would be based solely on the published closing price per share of each of the underlyings on the final observation date, even if either of the underlyings is underperforming its respective share underlying index or the component securities of such share underlying index and/or trading below the net asset value per share of such underlyings.

▪	Investing in the securities is not equivalent to investing in any of the underlyings. Investors in the securities will not participate in any appreciation in any of the underlyings, and will not have voting rights or rights to receive dividends or other distributions or any other rights with respect to the EEM Shares, the XLP Shares or any of their constituents.

▪	Hedging and trading activity by our affiliates could potentially affect the value of the securities. One or more of our affiliates and/or third-party dealers have carried out, and will continue to carry out, hedging activities related to the securities (and to other instruments linked to the underlyings and the share underlying indices), including trading in the underlyings. As a result, these entities may be unwinding or adjusting hedge positions during the term of the securities,

October 2018	Page 13

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Some of our affiliates also trade the underlyings and other financial instruments related to the underlyings and the share underlying indices on a regular basis as part of their general broker-dealer and other businesses. Any of these hedging or trading activities on or prior to the pricing date could have increased the initial price of either of the underlyings, and, therefore, could have increased (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the price at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). Additionally, such hedging or trading activities during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and the final observation date, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any.

▪	The calculation agent, which is a subsidiary of Morgan Stanley and an affiliate of MSFL, will make determinations with respect to the securities. As calculation agent, MS & Co. has determined the initial prices and the downside threshold levels, and will determine the final prices, the payment at maturity, if any, whether the securities will be redeemed on any early redemption date, whether a market disruption event has occurred and whether to make any adjustments to the adjustment factors. Moreover, certain determinations made by MS & Co., in its capacity as calculation agent, may require it to exercise discretion and make subjective judgments, such as with respect to the occurrence or non-occurrence of market disruption events or calculation of the determination closing price in the event of a market disruption event. These potentially subjective determinations may affect the payout to you upon an automatic early redemption or at maturity, if any. For further information regarding these types of determinations, see “Description of Auto-Callable Securities—Auto-Callable Securities Linked to Underlying Shares” and “—Calculation Agent and Calculations” in the accompanying product supplement. In addition, MS & Co. has determined the estimated value of the securities on the pricing date.

▪	The U.S. federal income tax consequences of an investment in the securities are uncertain. There is no direct legal authority as to the proper treatment of the securities for U.S. federal income tax purposes, and, therefore, significant aspects of the tax treatment of the securities are uncertain.

Please read the discussion under “Additional Provisions―Tax considerations” in this document concerning the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security for U.S. federal income tax purposes as a unit consisting of (i) a Put Right (as defined below under “Additional Provisions―Tax considerations”) written by you to us that, if exercised, requires you to pay to us an amount equal to the Deposit (as defined below under “Additional Provisions―Tax considerations”), in exchange for a cash amount based on the performance of the worst performing underlying, and (ii) a Deposit with us of a fixed amount of cash to secure your obligation under the Put Right. Alternative U.S. federal income tax treatments of the securities are possible, and if the Internal Revenue Service (the “IRS”) were successful in asserting such an alternative tax treatment for the securities the timing and the character of income on the securities might differ significantly from the tax treatment described herein. We do not plan to request a ruling from the IRS regarding the tax treatment of the securities, and the IRS or a court may not agree with the tax treatment described herein.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance issued after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for holders of the securities are the character and timing of income or loss (including whether the entire coupon on the securities should be required to be included currently as ordinary income) and the degree, if any, to which income realized by non-U.S. investors should be subject to withholding tax.

October 2018	Page 14

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Non-U.S. Holders should note that we currently do not intend to withhold on any payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with certification necessary to establish an exemption from withholding and to the discussion under “Additional Provisions―Tax considerations—FATCA”). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and will not be required to pay any additional amounts with respect to amounts withheld.

Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments, the issues presented by this notice and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

October 2018	Page 15

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF Overview

The iShares® MSCI Emerging Markets ETF is an exchange-traded fund that seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the MSCI Emerging Markets IndexSM. The iShares® MSCI Emerging Markets ETF is managed by iShares Trust (“iShares”), a registered investment company that consists of numerous separate investment portfolios, including the iShares® MSCI Emerging Markets ETF. Information provided to or filed with the Securities and Exchange Commission by iShares pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 033-97598 and 811-09102, respectively, through the Commission’s website at www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the iShares® MSCI Emerging Markets ETF is accurate or complete.

Information as of market close on October 17, 2018:

Ticker Symbol:	EEM UP
Current Price:	$40.36
52 Weeks Ago:	$46.39
52 Week High (on 1/26/2018):	$52.08
52 Week Low (on 10/11/2018):	$39.14

The following graph sets forth the daily closing values of the EEM Shares for the period from January 1, 2013 through October 17, 2018. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the EEM Shares for each quarter in the same period. The closing price of the EEM Shares on October 17, 2018 was $40.36. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the EEM Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the EEM Shares at any time, including the redemption determination dates or the final observation date.

EEM Shares Daily Closing Prices January 1, 2013 to October 17, 2018

* The red solid line indicates the downside threshold level of $24.216, which is 60% of the initial price.

October 2018	Page 16

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

iShares® MSCI Emerging Markets ETF (CUSIP 464287234)	High ($)	Low ($)	Period End ($)
2013
First Quarter	45.20	41.80	42.78
Second Quarter	44.23	36.63	38.57
Third Quarter	43.29	37.34	40.77
Fourth Quarter	43.66	40.44	41.77
2014
First Quarter	40.99	37.09	40.99
Second Quarter	43.95	40.82	43.23
Third Quarter	45.85	41.56	41.56
Fourth Quarter	42.44	37.73	39.29
2015
First Quarter	41.07	37.92	40.13
Second Quarter	44.09	39.04	39.62
Third Quarter	39.78	31.32	32.78
Fourth Quarter	36.29	31.55	32.19
2016
First Quarter	34.28	28.25	34.25
Second Quarter	35.26	31.87	34.36
Third Quarter	38.20	33.77	37.45
Fourth Quarter	38.10	34.08	35.01
2017
First Quarter	39.99	35.43	39.39
Second Quarter	41.93	38.81	41.39
Third Quarter	45.85	41.05	44.81
Fourth Quarter	47.81	44.82	47.12
2018
First Quarter	52.08	45.69	48.28
Second Quarter	48.14	42.33	43.33
Third Quarter	45.03	41.14	42.92
Fourth Quarter (through October 17, 2018)	42.93	39.14	40.36

This document relates only to the securities referenced hereby and does not relate to the EEM Shares. We have derived all disclosures contained in this document regarding iShares from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to iShares. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding iShares is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the EEM Shares (and therefore the price of the EEM Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning iShares could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the EEM Shares.

We and/or our affiliates may presently or from time to time engage in business with iShares. In the course of such business, we and/or our affiliates may acquire non-public information with respect to iShares, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the EEM Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an independent investigation of iShares as in your judgment is appropriate to make an informed decision with respect to an investment linked to the EEM Shares.

October 2018	Page 17

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

“iShares®” is a registered mark of BlackRock Institutional Trust Company, N.A. (“BTC”). The securities are not sponsored, endorsed, sold, or promoted by BTC. BTC makes no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. BTC has no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The MSCI Emerging Markets IndexSM. The MSCI Emerging Markets IndexSM is a stock index calculated, published and disseminated daily by MSCI Inc. and is intended to provide performance benchmarks for certain emerging equity markets including Brazil, Chile, China, Colombia, Czech Republic, Egypt, Greece, Hungary, India, Indonesia, Korea, Malaysia, Mexico, Pakistan, Peru, Philippines, Poland, Qatar, Russia, South Africa, Taiwan, Thailand, Turkey and United Arab Emirates. The MSCI Emerging Markets IndexSM is described in “MSCI Emerging Markets IndexSM” and “MSCI Global Investable Market Indices Methodology” in the accompanying index supplement.

October 2018	Page 18

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund

The Consumer Staples Select Sector SPDR® Fund is an exchange-traded fund managed by the Trust, a registered investment company which seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the Consumer Staples Select Sector Index. Information provided to or filed with the Commission by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57791 and 811-08837, respectively, through the Commission’s website at.www.sec.gov. In addition, information may be obtained from other publicly available sources. Neither the issuer nor the agent makes any representation that any such publicly available information regarding the Consumer Staples Select Sector SPDR® Fund is accurate or complete.

Information as of market close on October 17, 2018:

Ticker Symbol:	XLP UP
Current Price:	$53.54
52 Weeks Ago:	$54.39
52 Week High (on 1/26/2018):	$58.71
52 Week Low (on 5/3/2018):	$48.98

The following graph sets forth the daily closing values of the XLP Shares for the period from January 1, 2013 through October 17, 2018. The related table sets forth the published high and low closing prices, as well as the end-of-quarter closing prices, of the XLP Shares for each quarter in the same period. The closing price of the XLP Shares on October 17, 2018 was $53.54. We obtained the information in the table and graph below from Bloomberg Financial Markets, without independent verification. The historical closing prices of the XLP Shares should not be taken as an indication of future performance, and no assurance can be given as to the price of the XLP Shares at any time, including the redemption determination dates or the final observation date.

Consumer Staples Select Sector SPDR® Fund – Daily Closing Prices January 1, 2013 to October 17, 2018

* The red solid line indicates the downside threshold level of $32.124, which is 60% of the initial price.

October 2018	Page 19

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Consumer Staples Select Sector SPDR® Fund (CUSIP: 81369Y308)	High ($)	Low ($)	Period End ($)
2013
First Quarter	39.76	35.47	39.76
Second Quarter	42.15	39.15	39.67
Third Quarter	41.80	39.23	39.80
Fourth Quarter	43.33	39.68	42.98
2014
First Quarter	43.06	39.88	43.06
Second Quarter	45.67	42.75	44.62
Third Quarter	45.61	43.11	45.11
Fourth Quarter	49.46	44.09	48.49
2015
First Quarter	50.21	47.95	48.74
Second Quarter	49.75	47.57	47.60
Third Quarter	50.82	45.70	47.19
Fourth Quarter	51.26	47.19	50.49
2016
First Quarter	53.26	48.27	53.05
Second Quarter	55.15	51.77	55.15
Third Quarter	55.75	52.68	53.21
Fourth Quarter	52.87	50.25	51.71
2017
First Quarter	55.42	51.44	54.58
Second Quarter	57.33	54.49	54.94
Third Quarter	55.86	53.92	53.98
Fourth Quarter	57.00	52.57	56.89
2018
First Quarter	58.71	50.86	52.63
Second Quarter	53.28	48.98	51.53
Third Quarter	55.32	51.23	53.93
Fourth Quarter	54.20	52.09	53.54

This document relates only to the securities referenced hereby and does not relate to the XLP Shares. We have derived all disclosures contained in this document regarding the Trust from the publicly available documents described above. In connection with the offering of the securities, neither we nor the agent has participated in the preparation of such documents or made any due diligence inquiry with respect to the Trust. Neither we nor the agent makes any representation that such publicly available documents or any other publicly available information regarding the Trust is accurate or complete. Furthermore, we cannot give any assurance that all events occurring prior to the date hereof (including events that would affect the accuracy or completeness of the publicly available documents described above) that would affect the trading price of the XLP Shares (and therefore the price of the XLP Shares at the time we priced the securities) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the Trust could affect the value received with respect to the securities and therefore the value of the securities.

Neither we nor any of our affiliates makes any representation to you as to the performance of the XLP Shares.

We and/or our affiliates may presently or from time to time engage in business with the Trust. In the course of such business, we and/or our affiliates may acquire non-public information with respect to the Trust, and neither we nor any of our affiliates undertakes to disclose any such information to you. In addition, one or more of our affiliates may publish research reports with respect to the XLP Shares. The statements in the preceding two sentences are not intended to affect the rights of investors in the securities under the securities laws. As a purchaser of the securities, you should undertake an

October 2018	Page 20

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

independent investigation of the Trust as in your judgment is appropriate to make an informed decision with respect to an investment linked to the XLP Shares.

“Standard & Poor’s®,” “S&P®,” “S&P 500®,” “SPDR®,” “Select Sector SPDR” and “Select Sector SPDRs” are trademarks of Standard and Poor’s Financial Services LLC (“S&P”). The securities are not sponsored, endorsed, sold, or promoted by S&P, MGH or the Trust. S&P, MGH and the Trust make no representations or warranties to the owners of the securities or any member of the public regarding the advisability of investing in the securities. S&P, MGH and the Trust have no obligation or liability in connection with the operation, marketing, trading or sale of the securities.

The Consumer Staples Select Sector Index. The Consumer Staples Select Sector Index, which is one of the eleven Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the consumer staples sector of the S&P 500® Index. As of November 30, 2017, the Consumer Staples Select Sector Index included 34 component stocks in industries such as food & staples retailing; food products; beverages; tobacco; household products; and personal products.

October 2018	Page 21

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Additional Information About the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Interest period:	Quarterly
Record date:	The record date for each coupon payment date shall be the date one business day prior to such scheduled coupon payment date; provided, however, that the coupon payable at maturity (or upon early redemption) shall be payable to the person to whom the payment at maturity or early redemption payment, as the case may be, shall be payable.
Share underlying indices:	With respect to the EEM Shares, the MSCI Emerging Markets IndexSM With respect to the XLP Shares, the Consumer Staples Select Sector Index
Underlyings:	The accompanying product supplement refers to each underlying as the “underlying shares.”
Downside threshold level:	The accompanying product supplement refers to the downside threshold level as the “trigger level.”
Day count convention:	30/360
Postponement of coupon payment dates (including the maturity date) and early redemption dates:	If the final observation date or any redemption determination date is postponed due to a non-trading day or certain market disruption events with respect to either of the underlyings so that it falls less than two business days prior to the relevant scheduled maturity date or early redemption date, as applicable, the maturity date or the early redemption date will be postponed to the second business day following that final observation date or redemption determination date as postponed, and no adjustment will be made to any payment made on that postponed date.
Minimum ticketing size:	$1,000 / 1 security
Tax considerations:

Prospective investors should note that the discussion under the section called “United States Federal Taxation” in the accompanying product supplement does not apply to the securities issued under this document and is superseded by the following discussion.

The following is a general discussion of the material U.S. federal income tax consequences and certain estate tax consequences of ownership and disposition of the securities. This discussion applies only to initial investors in the securities who:

•     purchase the securities at their “issue price,” which will equal the first price at which a substantial amount of the securities is sold to the public (not including bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers); and

•     hold the securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”).

This discussion does not describe all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•     certain financial institutions;

•     insurance companies;

•     certain dealers and traders in securities or commodities;

•     investors holding the securities as part of a “straddle,” wash sale, conversion transaction, integrated transaction or constructive sale transaction;

•     U.S. Holders (as defined below) whose functional currency is not the U.S. dollar;

•     partnerships or other entities classified as partnerships for U.S. federal income tax purposes;

•     regulated investment companies;

•     real estate investment trusts; or

•     tax-exempt entities, including “individual retirement accounts” or “Roth IRAs” as defined in Section 408 or 408A of the Code, respectively.

If an entity that is classified as a partnership for U.S. federal income tax purposes holds the securities, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. If you are a partnership holding the securities or a partner in such

October 2018	Page 22

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

a partnership, you should consult your tax adviser as to the particular U.S. federal tax consequences of holding and disposing of the securities to you.

As the law applicable to the U.S. federal income taxation of instruments such as the securities is technical and complex, the discussion below necessarily represents only a general summary. The effect of any applicable state, local or non-U.S. tax laws is not discussed, nor are any alternative minimum tax consequences or consequences resulting from the Medicare tax on investment income. Moreover, the discussion below does not address the consequences to taxpayers subject to special tax accounting rules under Section 451(b) of the Code.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date hereof, changes to any of which subsequent to the date hereof may affect the tax consequences described herein. Persons considering the purchase of the securities should consult their tax advisers with regard to the application of the U.S. federal income tax laws to their particular situations as well as any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

General

Due to the lack of any controlling legal authority, there is substantial uncertainty regarding the U.S. federal income tax consequences of an investment in the securities. We intend to treat a security, under current law, for U.S. federal income tax purposes, as a unit consisting of the following:

(i)    a put right (the “Put Right”) written by you to us that, if exercised, requires you to pay us an amount equal to the Deposit (as defined below) in exchange for a cash amount based on the performance of the worst performing underlying; and

(ii)   a deposit with us of a fixed amount of cash, equal to the issue price, to secure your obligation under the Put Right (the “Deposit”) that pays interest based on our cost of borrowing at the time of issuance (the “Yield on the Deposit”).

Based on the treatment set forth above, we have determined that the Yield on the Deposit is 3.4687% per annum, paid quarterly, and that the remaining portion of the coupon payments on the securities is attributable to the premium on the Put Right (the “Put Premium”) as set forth below:

Underlying Shares	Coupon Rate	Yield on the Deposit	Put Premium
EEM Shares XLP Shares	5.80% p.a.	3.4687% p.a.	2.3313% p.a.
We will allocate 100% of the issue price of the securities to the Deposit and none to the Put Right. Our allocation of the issue price between the Put Right and the Deposit will be binding on you, unless you timely and explicitly disclose to the Internal Revenue Service (the “IRS”) that your allocation is different from ours. This allocation is not, however, binding on the IRS or a court.

No statutory, judicial or administrative authority directly addresses the treatment of the securities or instruments similar to the securities for U.S. federal income tax purposes, and no ruling is being requested from the IRS with respect to the securities. Significant aspects of the U.S. federal income tax consequences of an investment in the securities are uncertain, and no assurance can be given that the IRS or a court will agree with the tax treatment described herein. In the opinion of our counsel, Davis Polk & Wardwell LLP, the treatment of the securities described above is reasonable under current law; however, our counsel has advised us that it is unable to conclude affirmatively that this treatment is more likely than not to be upheld, and that alternative treatments are possible. Accordingly, you should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities (including alternative treatments of the securities). Unless otherwise stated, the following discussion is based on the treatment and the allocation described above.

Tax Consequences to U.S. Holders

October 2018	Page 23

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

This section applies to you only if you are a U.S. Holder. As used herein, the term “U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•     a citizen or individual resident of the United States;

•     a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

•     an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Tax Treatment of the Securities

Assuming the treatment of the securities and allocation of the issue price as set forth above are respected, the following U.S. federal income tax consequences should result.

Coupon Payments on the Securities. Under the characterization described above under “—General,” only a portion of the coupon payments on the securities will be attributable to the Yield on the Deposit. The remainder of the coupon payments will represent payments attributable to the Put Premium. To the extent attributable to the Yield on the Deposit, coupon payments on the securities should generally be taxable to a U.S. Holder as ordinary interest income at the time accrued or received, in accordance with the U.S. Holder’s method of accounting for U.S. federal income tax purposes.

The Put Premium will not be taxable to a U.S. Holder upon receipt but will be accounted for as described below.

Tax Basis. Based on our determination set forth above, the U.S. Holder’s initial tax basis in the Deposit will be 100% of the issue price. The determination of gain or loss with respect to the Put Right is described below.

Receipt of Stated Principal Amount in Cash upon Settlement of the Securities. If a U.S. Holder receives the stated principal amount of a security in cash (excluding cash attributable to coupon payments on the security, which would be taxed as described above under “—Coupon Payments on the Securities”), the Put Right will be deemed to have expired unexercised. In such case, the U.S. Holder will not recognize any gain upon the return of the Deposit, but will recognize the total amount of Put Premium received by the U.S. Holder over the term of the securities (including Put Premium received upon settlement) as short-term capital gain at such time.

Receipt of a Cash Amount Based on the Performance of the Underlying upon Maturity of the Securities. If a U.S. Holder receives an amount of cash (excluding cash attributable to coupon payments on the securities, which would be taxed as described above under “—Coupon Payments on the Securities”) that is less than the stated principal amount of the securities, the Put Right will be deemed to have been exercised and the U.S. Holder will be deemed to have applied the Deposit toward the cash settlement of the Put Right. In such case, the U.S. Holder will not recognize any gain or loss in respect of the Deposit, but will recognize short-term capital gain or loss in an amount equal to the difference between (i) the amount of cash received by the U.S. Holder at maturity (excluding cash attributable to coupon payments on the securities), plus the total Put Premium received by the U.S. Holder over the term of the securities (including the Put Premium received at maturity) and (ii) the Deposit.

Sale or Exchange of the Securities Prior to Settlement. Upon the sale or exchange of a security, a U.S. Holder will generally recognize long-term capital gain or loss with respect to the Deposit if the U.S. Holder has held the securities for more than one year at the time of such sale or exchange and short-term capital gain or loss otherwise. The U.S. Holder will also generally recognize short-term capital gain or loss with respect to the Put Right. For the purpose of determining such gain or loss, a U.S. Holder should apportion the amount realized on the sale or exchange of a security (excluding any amount attributable to accrued but unpaid Yield on the Deposit, which would be taxed as described under “—Coupon Payments on the Securities”) between the Deposit and the Put Right based on their respective values on the date of such sale or exchange. The amount of capital gain or loss on the Deposit will equal the amount realized that is attributable to the Deposit, less the U.S. Holder’s adjusted tax basis in the Deposit. The amount realized that is attributable to the Put Right, together with the total Put Premium received by the U.S. Holder over the term of the security, will be treated as short-term capital gain.

October 2018	Page 24

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

If the value of the Deposit on the date of such sale or exchange exceeds the total amount realized on the sale or exchange of the security, the U.S. Holder will be treated as having (i) sold or exchanged the Deposit for an amount equal to its value on that date and (ii) made a payment (the “Put Right Assumption Payment”) to the purchaser of the security equal to the amount of such excess, in exchange for the purchaser’s assumption of the U.S. Holder’s rights and obligations under the Put Right. In such a case, the U.S. Holder will recognize short-term capital gain or loss in respect of the Put Right in an amount equal to the total Put Premium received by the U.S. Holder over the term of the security, less the amount of the Put Right Assumption Payment deemed to be made by the U.S. Holder.

Possible Alternative Tax Treatments of an Investment in the Securities

Due to the absence of authorities that directly address the proper characterization of the securities, no assurance can be given that the IRS will accept, or that a court will uphold, the treatment described above. In particular, the IRS could seek to treat a security or the Deposit as a debt instrument subject to Treasury regulations governing contingent payment debt instruments (the “Contingent Debt Regulations”).

If the IRS were successful in asserting that the Contingent Debt Regulations applied to the securities or to the Deposit, the timing and character of income thereon would be significantly affected. Among other things, a U.S. Holder would be required to accrue interest income as original issue discount, subject to adjustments, at a “comparable yield” based on our cost of borrowing. Furthermore, if the securities or Deposit were treated as contingent payment debt instruments, any gain realized with respect to the securities or the Deposit would generally be treated as ordinary income. The risk that financial instruments providing for buffers, triggers or similar downside protection features, such as the securities, would be recharacterized as debt is greater than the risk of recharacterization for comparable financial instruments that do not have such features.

Even if the Contingent Debt Regulations do not apply to the securities, other alternative U.S. federal income tax characterizations or treatments of the securities are also possible, which if applied could significantly affect the timing and character of the income or loss with respect to the securities. It is possible, for example, that a security could be treated as constituting an “open transaction” with the result that the coupon payments on the securities might not be accounted for separately as giving rise to income to U.S. Holders until the sale, exchange or settlement of the securities. Alternatively, the entire coupon on the securities could be required to be included in income by a U.S. Holder at the time received or accrued. Other alternative characterizations are also possible. Accordingly, prospective purchasers should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. While it is not clear whether the securities would be viewed as similar to the prepaid forward contracts described in the notice, it is possible that any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. The notice focuses on a number of issues, the most relevant of which for U.S. Holders of the securities is the character and timing of income or loss realized with respect to these instruments (including whether the Put Premium might be required to be included currently as ordinary income). Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of this notice.

Backup Withholding and Information Reporting

Backup withholding may apply in respect of payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless a U.S. Holder provides proof of an applicable exemption or a correct taxpayer identification number, and otherwise complies with applicable requirements of the backup withholding rules. The amounts withheld under the backup withholding rules are not an additional tax and may be refunded, or credited against the U.S. Holder’s U.S. federal income tax liability, provided that the required information is timely furnished to the IRS. In addition, information returns will be filed with the IRS in connection with payments on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities, unless the U.S.

October 2018	Page 25

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

Holder provides proof of an applicable exemption from the information reporting rules.

Tax Consequences to Non-U.S. Holders

This section applies to you only if you are a Non-U.S. Holder. As used herein, the term “Non-U.S. Holder” means a beneficial owner of a security that is, for U.S. federal income tax purposes:

•    an individual who is classified as a nonresident alien;

•    a foreign corporation; or

•    a foreign trust or estate.

The term “Non-U.S. Holder” does not include any of the following holders:

•    a holder who is an individual present in the United States for 183 days or more in the taxable year of disposition and who is not otherwise a resident of the United States for U.S. federal income tax purposes;

•    certain former citizens or residents of the United States; or

•    a holder for whom income or gain in respect of the securities is effectively connected with the conduct of a trade or business in the United States.

Such holders should consult their tax advisers regarding the U.S. federal income tax consequences of an investment in the securities.

General

Assuming the treatment of the securities as set forth above is respected and subject to the discussions below regarding the potential application of Section 871(m) of the Code and FATCA, payments with respect to a security, and gain realized on the sale, exchange or other disposition of such security, should not be subject to U.S. federal income or withholding tax under current law, provided that:

•     the Non-U.S. Holder does not own, directly or by attribution, ten percent or more of the total combined voting power of all classes of our stock entitled to vote;

•     the Non-U.S. Holder is not a controlled foreign corporation related, directly or indirectly, to us through stock ownership;

•     the Non-U.S. Holder is not a bank receiving interest under Section 881(c)(3)(A) of the Code; and

•     the certification requirement described below has been fulfilled with respect to the beneficial owner.

Certification Requirement. The certification requirement referred to in the preceding paragraph will be fulfilled if the beneficial owner of a security (or a financial institution holding a security on behalf of the beneficial owner) furnishes to the applicable withholding agent an IRS Form W-8BEN (or other appropriate form), on which the beneficial owner certifies under penalties of perjury that it is not a U.S. person.

Possible Alternative Tax Treatments of an Investment in the Securities

As described above under “—Tax Consequences to U.S. Holders—Possible Alternative Tax Treatments of an Investment in the Securities,” the IRS may seek to apply a different characterization and tax treatment from the treatment described herein. While the U.S. federal income and withholding tax consequences to a Non-U.S. Holder of ownership and disposition of a security under current law should generally be the same as those described immediately above, it is possible that a Non-U.S. Holder could be subject to withholding tax under certain recharacterizations of the securities.

Moreover, among the issues addressed in the IRS notice described in “—Tax Consequences to U.S. Holders” is the degree, if any, to which income realized by Non-U.S. Holders should be subject to withholding tax. It is possible that any Treasury regulations or other guidance issued after consideration of this issue could materially and adversely affect the withholding tax consequences of

October 2018	Page 26

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

ownership and disposition of the securities, possibly with retroactive effect. Accordingly, prospective investors should consult their tax advisers regarding all aspects of the U.S. federal income tax consequences of an investment in the securities, including the possible implications of the notice discussed above. Prospective investors should note that we currently do not intend to withhold on any of the payments made with respect to the securities to Non-U.S. Holders (subject to compliance by such holders with the certification requirement described above and to the discussion below regarding FATCA). However, in the event of a change of law or any formal or informal guidance by the IRS, the U.S. Treasury Department or Congress, we (or any financial intermediary) may decide to withhold on payments made with respect to the securities to Non-U.S. Holders and we will not be required to pay any additional amounts with respect to amounts withheld.

Section 871(m) Withholding Tax on Dividend Equivalents

Section 871(m) of the Code and Treasury regulations promulgated thereunder (“Section 871(m)”) generally impose a 30% (or a lower applicable treaty rate) withholding tax on dividend equivalents paid or deemed paid to Non-U.S. Holders with respect to certain financial instruments linked to U.S. equities or indices that include U.S. equities (each, an “Underlying Security”). Subject to certain exceptions, Section 871(m) generally applies to securities that substantially replicate the economic performance of one or more Underlying Securities, as determined based on tests set forth in the applicable Treasury regulations (a “Specified Security”). However, pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2021 that do not have a delta of one with respect to any Underlying Security. Based on our determination that the securities do not have a delta of one with respect to any Underlying Security, our counsel is of the opinion that the securities should not be Specified Securities and, therefore, should not be subject to Section 871(m).

Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on your particular circumstances, including whether you enter into other transactions with respect to an Underlying Security. If Section 871(m) withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. You should consult your tax adviser regarding the potential application of Section 871(m) to the securities.

U.S. Federal Estate Tax

Individual Non-U.S. Holders and entities the property of which is potentially includible in such an individual’s gross estate for U.S. federal estate tax purposes (for example, a trust funded by such an individual and with respect to which the individual has retained certain interests or powers), should note that, absent an applicable treaty exemption, the securities may be treated as U.S. situs property subject to U.S. federal estate tax. Prospective investors that are non-U.S. individuals, or are entities of the type described above, should consult their tax advisers regarding the U.S. federal estate tax consequences of an investment in the securities.

Backup Withholding and Information Reporting

Information returns will be filed with the IRS in connection with any coupon payment and may be filed with the IRS in connection with the payment at maturity on the securities and the payment of proceeds from a sale, exchange or other disposition of the securities. A Non-U.S. Holder may be subject to backup withholding in respect of amounts paid to the Non-U.S. Holder, unless such Non-U.S. Holder complies with certification procedures to establish that it is not a U.S. person for U.S. federal income tax purposes or otherwise establishes an exemption. Compliance with the certification procedures described under “—General—Certification Requirement” will satisfy the certification requirements necessary to avoid backup withholding as well. The amount of any backup withholding from a payment to a Non-U.S. Holder will be allowed as a credit against the Non-U.S. Holder’s U.S. federal income tax liability and may entitle the Non-U.S. Holder to a refund, provided that the required information is timely furnished to the IRS.

FATCA

Legislation commonly referred to as “FATCA” generally imposes a withholding tax of 30% on payments to certain non-U.S. entities (including financial intermediaries) with respect to certain financial instruments, unless various U.S. information reporting and due diligence requirements have been satisfied. An intergovernmental agreement between the United States and the non-U.S. entity’s

October 2018	Page 27

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

jurisdiction may modify these requirements. FATCA generally applies to certain financial instruments that are treated as paying U.S.-source interest or other U.S.-source “fixed or determinable annual or periodical” income (“FDAP income”). Withholding (if applicable) applies to payments of U.S.-source FDAP income and, for dispositions after December 31, 2018, to payments of gross proceeds of the disposition (including upon retirement) of certain financial instruments treated as providing for U.S.-source interest or dividends. While the treatment of the securities is unclear, you should assume that, to the extent attributable to the Deposit, the gross proceeds of a disposition (including upon retirement) after 2018 and the yield on the Deposit with respect to the securities will be subject to the FATCA rules. It is also possible in light of this uncertainty that an applicable withholding agent will treat the entire amount of the gross proceeds of a disposition (including upon retirement) of the securities after 2018 and the coupon on the securities, in whole or in part, as being subject to the FATCA rules. If withholding applies to the securities, we will not be required to pay any additional amounts with respect to amounts withheld. Both U.S. and Non-U.S. Holders should consult their tax advisers regarding the potential application of FATCA to the securities.

The discussion in the preceding paragraphs, insofar as it purports to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, constitutes the full opinion of Davis Polk & Wardwell LLP regarding the material U.S. federal tax consequences of an investment in the securities.

Trustee:	The Bank of New York Mellon
Calculation agent:	MS & Co.
Use of proceeds and hedging:

The proceeds from the sale of the securities will be used by us for general corporate purposes. We will receive, in aggregate, $1,000 per security issued, because, when we enter into hedging transactions in order to meet our obligations under the securities, our hedging counterparty will reimburse the cost of the agent’s commissions. The costs of the securities borne by you and described beginning on page 3 above comprise the agent’s commissions and the cost of issuing, structuring and hedging the securities.

On or prior to the pricing date, we hedged our anticipated exposure in connection with the securities by entering into hedging transactions with our affiliates and/or third party dealers. We expect our hedging counterparties to have taken positions in the underlyings, in futures and/or options contracts on the underlyings or any of their constituents. Such purchase activity could have increased the initial price of one or both of the underlyings and, therefore, could have increased (i) the price at or above which such underlying must close on the redemption determination dates so that the securities are redeemed prior to maturity for the early redemption payment (depending also on the performance of the other underlying) and (ii) the downside threshold level for such underlying, which is the price at or above which such underlying must close on the final observation date so that you are not exposed to the negative performance of the worst performing underlying at maturity (depending also on the performance of the other underlying). These entities may be unwinding or adjusting hedge positions during the term of the securities, and the hedging strategy may involve greater and more frequent dynamic adjustments to the hedge as the final observation date approaches. Additionally, our hedging activities, as well as our other trading activities, during the term of the securities could potentially affect the value of either of the underlyings on the redemption determination dates and the final observation date, and, accordingly, whether we redeem the securities prior to maturity and the amount of cash you will receive at maturity, if any. For further information on our use of proceeds and hedging, see “Use of Proceeds and Hedging” in the accompanying product supplement.

Benefit plan investor considerations:

Each fiduciary of a pension, profit-sharing or other employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan.

In addition, we and certain of our affiliates, including MS & Co., may each be considered a “party in interest” within the meaning of ERISA, or a “disqualified person” within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”), with respect to many Plans, as well as many individual retirement accounts and Keogh plans (such accounts and plans, together with other plans, accounts and arrangements subject to Section 4975 of the Code, also “Plans”). ERISA Section 406 and Code Section 4975 generally prohibit transactions between Plans and parties in interest or disqualified persons. Prohibited transactions within the meaning of ERISA or the Code would likely arise, for example, if the securities are acquired by or with the assets of a Plan with respect to which MS & Co. or any of its affiliates is a service provider or other party in interest, unless the securities are

October 2018	Page 28

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

acquired pursuant to an exemption from the “prohibited transaction” rules. A violation of these “prohibited transaction” rules could result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption.

The U.S. Department of Labor has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the securities. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers). In addition, ERISA Section 408(b)(17) and Code Section 4975(d)(20) provide an exemption for the purchase and sale of securities and the related lending transactions, provided that neither the issuer of the securities nor any of its affiliates has or exercises any discretionary authority or control or renders any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than “adequate consideration” in connection with the transaction (the so-called “service provider” exemption). There can be no assurance that any of these class or statutory exemptions will be available with respect to transactions involving the securities.

Because we may be considered a party in interest with respect to many Plans, the securities may not be purchased, held or disposed of by any Plan, any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) or any person investing “plan assets” of any Plan, unless such purchase, holding or disposition is eligible for exemptive relief, including relief available under PTCEs 96-23, 95-60, 91-38, 90-1, 84-14 or the service provider exemption or such purchase, holding or disposition is otherwise not prohibited. Any purchaser, including any fiduciary purchasing on behalf of a Plan, transferee or holder of the securities will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the securities that either (a) it is not a Plan or a Plan Asset Entity and is not purchasing such securities on behalf of or with “plan assets” of any Plan or with any assets of a governmental, non-U.S. or church plan that is subject to any federal, state, local or non-U.S. law that is substantially similar to the provisions of Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) its purchase, holding and disposition of these securities will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any Similar Law.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the securities on behalf of or with “plan assets” of any Plan consult with their counsel regarding the availability of exemptive relief.

The securities are contractual financial instruments. The financial exposure provided by the securities is not a substitute or proxy for, and is not intended as a substitute or proxy for, individualized investment management or advice for the benefit of any purchaser or holder of the securities. The securities have not been designed and will not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the securities.

Each purchaser or holder of any securities acknowledges and agrees that:

(i)   the purchaser or holder or its fiduciary has made and shall make all investment decisions for the purchaser or holder and the purchaser or holder has not relied and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser or holder with respect to (A) the design and terms of the securities, (B) the purchaser or holder’s investment in the securities, or (C) the exercise of or failure to exercise any rights we have under or with respect to the securities;

(ii)   we and our affiliates have acted and will act solely for our own account in connection with (A) all transactions relating to the securities and (B) all hedging transactions in connection with our obligations under the securities;

(iii)  any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of the purchaser or holder;

(iv)  our interests are adverse to the interests of the purchaser or holder; and

(v)   neither we nor any of our affiliates is a fiduciary or adviser of the purchaser or holder in connection with any such assets, positions or transactions, and any information that we or any of our affiliates

October 2018	Page 29

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

may provide is not intended to be impartial investment advice.

Each purchaser and holder of the securities has exclusive responsibility for ensuring that its purchase, holding and disposition of the securities do not violate the prohibited transaction rules of ERISA or the Code or any Similar Law. The sale of any securities to any Plan or plan subject to Similar Law is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan, or that such an investment is appropriate for plans generally or any particular plan. In this regard, neither this discussion nor anything provided in this document is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of these securities should consult and rely on their own counsel and advisers as to whether an investment in these securities is suitable.

However, individual retirement accounts, individual retirement annuities and Keogh plans, as well as employee benefit plans that permit participants to direct the investment of their accounts, will not be permitted to purchase or hold the securities if the account, plan or annuity is for the benefit of an employee of Morgan Stanley or Morgan Stanley Wealth Management or a family member and the employee receives any compensation (such as, for example, an addition to bonus) based on the purchase of the securities by the account, plan or annuity.

Additional considerations:	Client accounts over which Morgan Stanley, Morgan Stanley Wealth Management or any of their respective subsidiaries have investment discretion are not permitted to purchase the securities, either directly or indirectly.
Supplemental information regarding plan of distribution; conflicts of interest:

Selected dealers, which may include our affiliates, and their financial advisors will collectively receive from the agent a fixed sales commission of $2.50 for each security they sell.

MS & Co. is an affiliate of MSFL and a wholly owned subsidiary of Morgan Stanley, and it and other affiliates of ours expect to make a profit by selling, structuring and, when applicable, hedging the securities.

MS & Co. will conduct this offering in compliance with the requirements of FINRA Rule 5121 of the Financial Industry Regulatory Authority, Inc., which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate and related conflicts of interest. MS & Co. or any of our other affiliates may not make sales in this offering to any discretionary account. See “Plan of Distribution (Conflicts of Interest)” and “Use of Proceeds and Hedging” in the accompanying product supplement for auto-callable securities.

Validity of the securities:	In the opinion of Davis Polk & Wardwell LLP, as special counsel to MSFL and Morgan Stanley, when the securities offered by this pricing supplement have been executed and issued by MSFL, authenticated by the trustee pursuant to the MSFL Senior Debt Indenture (as defined in the accompanying prospectus) and delivered against payment as contemplated herein, such securities will be valid and binding obligations of MSFL and the related guarantee will be a valid and binding obligation of Morgan Stanley, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to (i) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (ii) any provision of the MSFL Senior Debt Indenture that purports to avoid the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law by limiting the amount of Morgan Stanley’s obligation under the related guarantee. This opinion is given as of the date hereof and is limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the Delaware Limited Liability Company Act. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the MSFL Senior Debt Indenture and its authentication of the securities and the validity, binding nature and enforceability of the MSFL Senior Debt Indenture with respect to the trustee, all as stated in the letter of such counsel dated November 16, 2017, which is Exhibit 5-a to the Registration Statement on Form S-3 filed by Morgan Stanley on November 16, 2017.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (866) 477-4776). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at (800) 233-1087.
Where you can find more information:

Morgan Stanley and MSFL have filed a registration statement (including a prospectus, as supplemented by the product supplement for auto-callable securities and the index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this communication

October 2018	Page 30

Morgan Stanley Finance LLC

Fixed Income Auto-Callable Securities due October 22, 2020, with 6-month Initial Non-Call Period

All Payments on the Securities Based on the Worst Performing of the iShares® MSCI Emerging Markets ETF and the Consumer Staples Select Sector SPDR® Fund

Principal at Risk Securities

relates. You should read the prospectus in that registration statement, the product supplement for auto-callable securities, the index supplement and any other documents relating to this offering that Morgan Stanley and MSFL have filed with the SEC for more complete information about Morgan Stanley, MSFL and this offering. You may get these documents without cost by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, Morgan Stanley, MSFL, any underwriter or any dealer participating in the offering will arrange to send you the prospectus, the product supplement for auto-callable securities and the index supplement if you so request by calling toll-free 1-(800)-584-6837.

You may access these documents on the SEC web site at.www.sec.gov as follows:

Product Supplement for Auto-Callable Securities dated November 16, 2017

Index Supplement dated November 16, 2017

Prospectus dated November 16, 2017

Terms used but not defined in this document are defined in the product supplement for auto-callable securities, in the index supplement or in the prospectus.

October 2018	Page 31